                                                                       EXHIBIT 1

                                VOTING AGREEMENT


        This VOTING AGREEMENT (the "AGREEMENT"), dated as of July 12, 2004, is entered into by and among Vulcan Energy Corporation, a Delaware corporation ("VULCAN"), Kayne Anderson Capital Advisors, L.P., a California limited partnership ("KAYNE ANDERSON") and EnCap Investments L.L.C., a Delaware limited liability company ("ENCAP"). Each of Kayne Anderson and EnCap is sometimes referred to herein as a "SUPPORTING STOCKHOLDER" and collectively, as the "SUPPORTING STOCKHOLDERS," and each of Vulcan, Kayne Anderson and EnCap is sometimes referred to herein as a "PARTY" and collectively, as the "PARTIES."

        WHEREAS, Vulcan, Prime Time Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Vulcan ("PURCHASER"), and Plains Resources Inc., a Delaware corporation (the "COMPANY"), have entered into an Agreement and Plan of Merger, dated as of February 19, 2004 (the "ORIGINAL MERGER Agreement"), which, in conjunction with the execution and delivery of this Agreement, is being amended for the principal purpose of increasing the per share cash price to be paid in the Merger (as defined below) to $17.25 by Amendment No. 1 to the Agreement and Plan of Merger, dated as of the date of this Agreement (the "AMENDMENT" and together with the Original Merger Agreement, as such may be amended from time to time, the "MERGER AGREEMENt"), pursuant to which Vulcan, Purchaser and the Company have agreed, upon the terms and subject to the conditions set forth therein, to merge Purchaser with and into the Company, with the Company continuing as the surviving corporation (the "MERGER"), and upon consummation of the Merger, among other things, each outstanding share of common stock, par value $0.10 per share, of the Company (the "COMMON Stock"), other than shares held by Vulcan, Purchaser, James C. Flores, an individual, and John T. Raymond, an individual, will be converted into the right to receive a specified amount of cash;

        WHEREAS, as of the date hereof, (a) Kayne Anderson is the record and beneficial owner of, and has the sole right to vote and dispose of, 1,665,300 shares of Common Stock (the "KAYNE ANDERSON SHARES") and (b) EnCap is the record and beneficial owner of, and has the sole right to vote and dispose of, 1,174,219 shares of the Common Stock (the "ENCAP SHARES," and together with the Kayne Anderson Shares, the "SHARES"); and

        WHEREAS, as a condition to its willingness to enter into the Amendment, Vulcan has required that each of the Supporting Stockholders agree, and each of the Supporting Stockholders is willing to agree, to the matters set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the Parties agree as follows:



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                                    ARTICLE I

                                VOTING OF SHARES

               1.1 Voting Agreement.

               Each of the Supporting Stockholders hereby agrees to vote, or to cause to be voted, all of its respective Shares at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or in any other circumstances upon which any vote or consent or other approval of the stockholders of the Company is sought, which such Supporting Stockholder has the right to so vote:

                      (a) in favor of the approval and adoption of the Merger Agreement, the Merger and any actions required in furtherance thereof;

                      (b) against any proposal to the stockholders of the Company that would be reasonably likely to prevent the consummation of the Merger or to result in the breach by the Company of the Merger Agreement;

                      (c) against (i) any significant corporate transaction, such as a merger, consolidation, share exchange, rights offering, reorganization, recapitalization, reclassification or liquidation involving the Company or any of its subsidiaries, other than the Merger, (ii) any Acquisition Proposal (as defined in the Merger Agreement), other than the Merger, or (iii) any action that could materially impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement or this Agreement;

                      (d) against any change in the composition of the Board of Directors of the Company, other than as contemplated by the Merger Agreement; and

                      (e) against any amendment to the Second Restated Certificate of Incorporation of the Company or the Bylaws of the Company, as amended.

               1.2 Irrevocable Proxy.

               Each Supporting Stockholder hereby irrevocably appoints Vulcan and each of its executive officers from and after the date hereof until the earlier to occur of the Effective Time (as defined in the Merger Agreement) and the termination of this Agreement pursuant to Section 7.3 (at which point such appointment shall automatically terminate) as such Supporting Stockholder's sole and exclusive attorneys, agents and proxies (such constitution and appointment, the "Irrevocable Proxy"), with full power of substitution and resubstitution, to vote and otherwise act with respect to all of such Supporting Stockholder's Shares at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), and in any action by written consent of the stockholders of the Company, on the matters and in the manner specified in Section 1.1. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE



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EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON
TO WHOM A SUPPORTING STOCKHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF THIS AGREEMENT. Upon the execution of this Agreement, all prior proxies and powers of attorney given by each Supporting Stockholder with respect to all of such Supporting Stockholder's Shares issued or issuable in respect thereof on or after the date of this Agreement are hereby revoked, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Supporting Stockholder. Any obligation of a Supporting Stockholder shall be binding on the successors and assigns of such Supporting Stockholder.

               1.3 Prohibition.

               Each Supporting Stockholder hereby agrees not to enter into any agreement or understanding with any Person the effect of which would be inconsistent with, or violative of, the provisions of this Agreement.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF KAYNE ANDERSON

               Kayne Anderson represents and warrants to Vulcan and EnCap as follows:

               2.1 Binding Agreement.

               Kayne Anderson is a limited partnership, duly organized, validly existing and in good standing under the Laws of the State of California and has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved, and no other actions on the part of Kayne Anderson are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Kayne Anderson and (assuming due authorization, execution and delivery by Vulcan and EnCap) this Agreement constitutes a valid and binding obligation of Kayne Anderson, enforceable against Kayne Anderson in accordance with its terms.

               2.2 No Conflict.

               Neither the execution and delivery of this Agreement by Kayne Anderson, nor the consummation by Kayne Anderson of the transactions contemplated hereby, nor compliance by Kayne Anderson with any of the terms or provisions hereof, will (a) violate any provision of its certificate of formation and limited partnership agreement or other organizational documents, or (b) violate any Law, judgment, order, writ, decree or injunction applicable to Kayne Anderson, or any of its or his properties or assets, or (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or



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cancellation under, accelerate the performance required by, or result in the creation of any security interests, liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever ("ENCUMBRANCES") (other than Encumbrances created by this Agreement) upon any of the properties or assets of Kayne Anderson under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Kayne Anderson is a party, or by which it or any of its properties or assets may be bound or affected.

               2.3 Ownership of Shares.

                      (a) Kayne Anderson is the record and beneficial owner (as defined Section 5.3 hereof) of the number of Kayne Anderson Shares set forth in the recitals hereto, free and clear of any Encumbrances and free from any other limitation or restriction (including, but not limited to, any restriction on the right to vote, sell or otherwise dispose of the Kayne Anderson Shares). There are no outstanding options or other rights to acquire from Kayne Anderson, or obligations of Kayne Anderson to sell or to dispose of, any of the Kayne Anderson Shares. Kayne Anderson holds exclusive power to vote the number of Kayne Anderson Shares set forth in the recitals hereto, subject to the limitations set forth in Article 1 hereof. As of the date of this Agreement, the number of Kayne Anderson Shares set forth in the recitals hereto represents all of the shares of capital stock of the Company owned by Kayne Anderson, and Kayne Anderson does not own any options or other rights to acquire shares of capital stock of the Company. Kayne Anderson has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1.1 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Kayne Anderson Shares, with no limitations, qualifications or restrictions on such rights (subject to applicable securities laws).

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ENCAP

               EnCap represents and warrants to Vulcan and Kayne Anderson as follows:

               3.1 Binding Agreement.

               EnCap is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by its managers, and no other actions on the part of EnCap are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EnCap and (assuming due authorization, execution and delivery by Vulcan and Kayne Anderson)



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this Agreement constitutes a valid and binding obligation of EnCap, enforceable against EnCap in accordance with its terms.

               3.2 No Conflict.

               Neither the execution and delivery of this Agreement by EnCap, nor the consummation by EnCap of the transactions contemplated hereby, nor compliance by EnCap with any of the terms or provisions hereof, will (a) violate any provision of its certificate of formation and limited partnership agreement or other organizational documents, or (b) violate any Law, judgment, order, writ, decree or injunction applicable to EnCap, or any of its properties or assets, or (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance (other than Encumbrances created by this Agreement) upon any of the properties or assets of EnCap under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which EnCap is a party, or by which it or any of its properties or assets may be bound or affected.

               3.3 Ownership of Shares.

               EnCap is the record and beneficial owner of the number of EnCap Shares set forth in the recitals hereto, free and clear of any Encumbrances and free from any other limitation or restriction (including, but not limited to, any restriction on the right to vote, sell or otherwise dispose of the EnCap Shares). There are no outstanding options or other rights to acquire from EnCap, or obligations of EnCap to sell or to dispose of, any EnCap Shares. EnCap holds exclusive power to vote the number of EnCap Shares set forth in the recitals hereto, subject to the limitations set forth in Article 1 hereof. As of the date of this Agreement, the number of EnCap Shares set forth in the recitals hereto represents all of the shares of capital stock of the Company owned by EnCap, and EnCap does not own any options or other rights to acquire shares of capital stock of the Company. EnCap has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1.1 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the EnCap Shares, with no limitations, qualifications or restrictions on such rights (subject to applicable securities laws).



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                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VULCAN

               Vulcan represents and warrants to each of the Supporting Stockholders as follows:

               4.1 Binding Agreement.

               Vulcan is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by its board of directors, and no other corporate actions on the part of Vulcan are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Vulcan and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a valid and binding obligation of Vulcan, enforceable against Vulcan in accordance with its terms.

               4.2 No Conflict.

               Neither the execution and delivery of this Agreement by Vulcan, nor the consummation by Vulcan of the transactions contemplated hereby, nor compliance by Vulcan with any of the terms or provisions hereof, will (a) violate any provision of its certificate of incorporation or bylaws or (b) violate any Law, judgment, order, writ, decree or injunction applicable to Vulcan, or any of its properties or assets, or (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance (other than Encumbrances created by this Agreement) upon any of the properties or assets of Vulcan under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Vulcan is a party, or by which it or any of its properties or assets may be bound or affected.

                                    ARTICLE V

                         TRANSFER AND OTHER RESTRICTIONS

               5.1 Certain Prohibited Transfers. During the period commencing on the date hereof and continuing until this Agreement terminates:

                      (a) Each Supporting Stockholder agrees, with respect to its respective Shares, not to:



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                     (i) directly or indirectly offer for sale, sell, sell
        short, transfer (including gift), tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any such Shares or any interest therein, except as provided in this Agreement or pursuant to the Merger; or

                     (ii) grant any proxy or power of attorney, deposit any such Shares into a voting trust, or enter into a voting agreement or other arrangement with respect to any Shares, except as provided in this Agreement; and

               (b) Without limiting the generality of Section 5.1(a) above, each Supporting Stockholder agrees with, and covenants to, Vulcan that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Shares, unless the such transfer is made in compliance with this Agreement.

               5.2 Additional Shares.

               Without limiting the provisions of the Merger Agreement, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting a Supporting Stockholder's respective Shares or (b) such Supporting Stockholder shall become the beneficial owner or record owner of any additional shares of capital stock of the Company, including pursuant to the exercise of options, or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Article 1 hereof, in each case, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Supporting Stockholder immediately following the effectiveness of the events described in clause (a), or such Supporting Stockholder becoming the beneficial or record owner thereof, as described in clause (b), as though they were Shares of such Supporting Stockholder hereunder. Each Supporting Stockholder hereby agrees, while this Agreement is in effect, to notify Vulcan of the number of any new Shares or options to acquire capital stock in the Company acquired by such Supporting Stockholder, if any, after the date hereof.

               5.3 Beneficial Ownership.

               For purposes of this Agreement, the phrase "beneficial ownership" and words of similar import shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); without duplicative counting of the same, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" within the meaning of Rule 13d-3 of the Exchange Act.



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                                   ARTICLE VI

                                 NO SOLICITATION

               During the period commencing on the date hereof and continuing until this Agreement terminates, each Supporting Stockholder shall not (whether directly or indirectly through its affiliates, investment bankers, attorneys, accountants, financial advisors, agents or other representatives), engage in any conduct described in Section 5.2(a)(x)-(z) of the Merger Agreement. Notwithstanding the foregoing, nothing in this Article VI shall restrict D. Martin Phillips or Robert V. Sinott from acting in accordance with their fiduciary duties solely in their capacity as directors of the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

               7.1 Brokerage.

               Each Supporting Stockholder represents and warrants that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby. Each Supporting Stockholder shall indemnify and hold harmless Vulcan from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by such Supporting Stockholder by reason of any action taken by such Supporting Stockholder.

               7.2 Specific Enforcement.

               Each Supporting Stockholder recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause Vulcan to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each Supporting Stockholder agrees that in the event of any such breach Vulcan shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which Vulcan may be entitled, at law or in equity.

               7.3 Termination.

               This Agreement shall terminate on the earliest of (a) the termination of the Merger Agreement in accordance with its terms, including any termination thereof by the Company to concurrently enter into an agreement providing for a Superior Proposal (as defined in the Merger Agreement) in accordance with the terms thereof, (b) the agreement of each of the Parties to terminate this Agreement, and (c) the consummation of the Merger. Termination shall not relieve any party from liability for any intentional breach of its obligations hereunder committed prior to such termination.



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               7.4 Survival.

               The representations and warranties of the Parties contained in this Agreement shall terminate upon the consummation of the Merger.

               7.5 Notices.

               Unless otherwise specified herein, any notice to be given or to be served upon any Party in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when (a) delivered to the address specified by the Party to receive the notice, if delivered Personally, (b) five days after deposited with the U.S. postal service for delivery by first class mail, (c) immediately upon delivery by facsimile if a confirmation is retained and (d) one day after deposit with a nationally recognized overnight carrier for next-day delivery. Such notices shall be given to the Parties at their respective addresses set forth below. Any Party may, at any time by giving five business days' prior written notice to the other Parties, designate any other address in substitution of the foregoing address to which such notice will be given.

                      (a)    if Vulcan, to

                                          Vulcan Energy Corporation
                                          505 Fifth Ave S Suite 900
                                          Seattle, WA 98104
                                          Attn: David Capobianco
                                          Facsimile: (206) 342-3000

                                          with a copy to:

                                          Skadden, Arps, Slate, Meagher
                                          & Flom LLP
                                          1600 Smith Street, Suite 4400
                                          Houston, TX 77002
                                          Facsimile: (713) 655-5200
                                          Attn: Frank Ed Bayouth II

                      (b)    if to Kayne Anderson, to:

                                          Kayne Anderson Capital Advisors, L.P.
                                          1800 Avenue of the Stars, Second Floor
                                          Los Angeles, CA 90067
                                          Attn: Richard Kayne

                                          with a copy to:



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                                          Thompson & Knight LLP
                                          333 Clay Street, Suite 3300
                                          Houston, TX 77002
                                          Attn: Dallas Parker

                      (d)    if to EnCap, to:

                                          EnCap Investments L.L.C.
                                          1100 Louisiana, Suite 3150
                                          Houston, TX 77002
                                          Attn: D. Martin Phillips

                                          with a copy to:

                                          Thompson & Knight LLP
                                          333 Clay Street, Suite 3300
                                          Houston, TX 77002
                                          Attn: Dallas Parker

               7.6 Certain Events.

               Each Supporting Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Supporting Stockholder's respective Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

               7.7 Entire Agreement.

               This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

               7.8 Consideration.

               This Agreement is granted in consideration of the execution and delivery of the Amendment by Vulcan and the Company.

               7.9 Amendment; Release.

               This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the Parties.

               7.10 Successors and Assigns.

               This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, except that Vulcan may assign its



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rights under this Agreement to the same extent that it may assign its rights under the Merger Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each Party and such Party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

               7.11 Counterparts.

               This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               7.12 Governing Law.

               This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any of the conflict of law rules thereof. The Parties agree that the courts of Delaware (either State or Federal) are to have exclusive jurisdiction to settle any dispute arising in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by this Agreement or otherwise arising in connection with this Agreement, and by execution of this Agreement, each Parties hereby irrevocably submits to the jurisdiction of such courts and further irrevocably consents to the service of process outside of the territorial jurisdiction of such courts by mailing copies thereof by registered United States mail, postage prepaid, to its address specified herein.

               7.13 Severability.

               Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               7.14 Headings; Capitalized Terms.

               The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Merger Agreement.

               7.15 Further Assurances.

               Each Supporting Stockholder shall, upon request of Vulcan or the Company, execute and deliver any additional documents and take such actions as may reasonably be deemed by Vulcan or the Company to be necessary or desirable to carry out the provisions hereof.



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               7.16 Remedies Cumulative.

               All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

               7.17 No Waiver.

               The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other Parties with its respective obligations hereunder, shall not constitute a waiver by such Party of its right to exercise any such right or other right, power or remedy or to be demand such compliance.

                                     ******



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        Each of the Parties has executed this Agreement effective as of the date written above.

                                       VULCAN ENERGY CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       KAYNE ANDERSON CAPITAL
                                       ADVISORS, L.P.

                                       By:  Kayne Anderson Investment
                                            Management, Inc.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       ENCAP INVESTMENTS L.L.C.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: